DELAWARE GROUP ADVISER FUNDS

Registration No. 811-07972
FORM N-SAR
Annual Period Ended October 31, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant?s report on internal control, attached as Exhibit.

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Adviser Funds (May 21, 2015), attached as Exhibit.

77.Q1(a) Amended and Restated By-Laws of Delaware Group Adviser Funds (April 1, 2015), attached as Exhibit.
WS: MFG_Philadelphia: 897029: v1

WS: MFG_Philadelphia: 867281: v1